EXHIBIT 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

August 12, 2011

Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

Re:	Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to Systemax Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 7,482,500 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Registrant, to be issued pursuant to the Registrant’s 2010 Long-Term Incentive Plan (the “2010 Plan”).

In connection with the registration of the Shares, we have reviewed copies of the Registration Statement and the 2010 Plan, and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

We have also examined and relied upon representations, statements, or certificates of public officials and officers and representatives of the Registrant.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance thereof, assuming payment therefore, if any, and any other required compliance, with the terms stated in the Plan, will be validly issued and non-assessable.

We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York.

1177 AVENUE OF THE AMERICAS    NEW YORK NY 10036-2714    PHONE 212.715.9100    FAX 212.715.8000    WWW.KRAMERLEVIN.COM

ALSO AT 47 AVENUE HOCHE    75008 PARIS FRANCE

KRAMER LEVIN NAFTALIS & FRANKEL LLP

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP

1177 AVENUE OF THE AMERICAS    NEW YORK NY 10036-2714    PHONE 212.715.9100    FAX 212.715.8000    WWW.KRAMERLEVIN.COM

ALSO AT 47 AVENUE HOCHE    75008 PARIS FRANCE